SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota Address of Prinicpal executive offices)	55402 (Zip Code)

Brian D. True
U.S. Bank National Association
425 Walnut Street, 6th floor
CN-OH-W6CT
Cincinnati, Ohio 45202
(513) 632-5578
(Name, address and telephone number of agent for service)

Collegiate Funding Services Education Loan Trust 2004-A
(Issuer with respect to the Securities

Virginia State or other jurisdiction of incorporation or organization)	56-2452349 (I.R.S. Employer Identification No.

100 Riverside Parkway Fredericksurg, VA 22406	22406

(Address of Principal Executive Offices)	(Zip Code)

COLLEGIATE FUNDING SERVICES EDUCATION LOAN TRUST 2004-A
STUDENT LOAN ASSET-BACKED NOTES, SERIES 2004-A
(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation. None
Items 3-15	Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2003, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Registration Number 333-67188.

NOTE

          The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

           Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Cincinnati, State of Ohio on the 7th of May, 2004.

U.S. BANK NATIONAL ASSOCIATION By: /s/ Brian D. True Brian D. True Trust Officer

By: /s/ William E. Sicking
       William E. Sicking
       Vice President & Trust Officer

Exhibit 6

CONSENT

          In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: May 10, 2004

U.S. BANK NATIONAL ASSOCIATION By: /s/ Brian D. True Brian D. True Trust Officer

By: /s/ William E. Sicking
       William E. Sicking
       Vice President & Trust Officerr

Exhibit 7

U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2003

($000's)

                                                             12/31/2003
                                                             ----------
Assets
  Cash and Due From Depository Institutions                  $8,631,361
  Federal Reserve Stock                                               0
  Securities                                                 42,963,396
  Federal Funds                                               2,585,353
  Loans & Lease Financing Receivables                       114,718,888
  Fixed Assets                                                1,911,662
  Intangible Assets                                          10,254,736
  Other Assets                                                8,093,654
                                                            -----------
     Total Assets                                          $189,159,050

Liabilities
  Deposits                                                 $128,249,183
  Fed Funds                                                   5,098,404
  Treasury Demand Notes                                       3,585,132
  Trading Liabilities                                           213,447
  Other Borrowed Money                                       21,664,023
  Acceptances                                                   123,996
  Subordinated Notes and Debentures                           5,953,524
  Other Liabilities                                           5,173,011
                                                            -----------
  Total Liabilities                                        $170,060,720

Equity
  Minority Interest in Subsidiaries                          $1,002,595
  Common and Preferred Stock                                     18,200
  Surplus                                                    11,677,397
  Undivided Profits                                           6,400,138
                                                            -----------
     Total Equity Capital                                   $19,098,330

Total Liabilities and Equity Capital                       $189,159,050

To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By: /s/ Brian D. True
       Trust Officer

Date: May 10, 2004